Exhibit (10)(x)* to Report
on Form 10-K for Fiscal
Year Ended June 30, 2001
by Parker-Hannifin Corporation

Parker-Hannifin Corporation Deferred Compensation Plan for Directors,
as amended and restated.

*Numbered in accordance with Item 601 of Regulation S-K.

DEFERRED COMPENSATION PLAN
FOR DIRECTORS OF PARKER-HANNIFIN CORPORATION

        Parker-Hannifin Corporation has established the Deferred Compensation Plan for Directors of Parker-Hannifin Corporation to provide Directors with the opportunity to defer payment of their directors' fees in accordance with the provisions of this Plan. The Plan is hereby amended as of October 1, 2001.

ARTICLE I
DEFINITIONS

        For the purposes hereof, the following words and phrases shall have the meaning indicated.

        1.         "Account" shall mean the aggregate of a Participant's Deferral Account and his or her Parker Stock Account, if any.

        2.         "Beneficiary" shall mean the person designated by a Participant in accordance with the Plan to receive payment of the remaining balance of a Participant's Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant's Account.

        3.         "Change in Control" shall mean the occurrence of one of the following events:

        (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board of Directors of the Corporation the "Board") (the "Corporation Voting Securities"); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (A) an acquisition by the Corporation or any corporation or entity in which the Corporation has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity (a "Subsidiary"); (B) an acquisition by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary; (C) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) a Non-Control Transaction (as defined in paragraph (iii)); (E) as pertains to a Participant, any acquisition by the Participant or any group of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) including the Participant (or any entity in which the Participant or a group of persons including the Participant, directly or indirectly, holds a majority of the voting power of such entity's outstanding voting interests); or (F) the acquisition of Corporation Voting Securities from the Corporation, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);

        (ii) individuals who, at the beginning of any period of 24 consecutive months, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, that (A) any person becoming a director subsequent to the beginning of such 24 month period, whose election, or nomination for election, by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

        (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any Subsidiary that requires the approval of the Corporation's stockholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a "Business Combination"), unless (A) immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the "Surviving Corporation") or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Corporation Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (3) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent

Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction") or (B) the Business Combination is effected by means of the acquisition of Corporation Voting Securities from the Corporation, and a majority of the Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (iii); or

        (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which, by reducing the number of Corporation Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Corporation (if not for the operation of this sentence), and after the Corporation's acquisition such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change in Control shall then occur.

        Notwithstanding anything in this Plan to the contrary, if the Participant's employment is terminated prior to a Change in Control, and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, then for all purposes of this Plan, the date immediately prior to the date of such termination of employment shall be deemed to be the date of a Change in Control for such Participant.

        4.         "Corporation" shall mean Parker-Hannifin Corporation, an Ohio corporation, its corporate successors, and the surviving corporation resulting from any merger of Parker-Hannifin Corporation with any other corporation or corporations.

        5.         "Deferral Account" shall mean the bookkeeping account to which is credited Fees deferred by a Director under Article II and any earnings or losses credited thereto in accordance with the Plan.

        6.         "Director" shall mean any member of the Board of Directors of the Corporation who is not an officer or common-law employee of the Corporation.

        7.         "Fees" shall mean the retainer and cash meeting fees earned by the

Director for his or her services as such.

        8.         "Participant" shall mean any Director who has at any time elected to defer the receipt of Fees in accordance with Article II or with respect to whom there has been established a Parker Stock Account under Article III.

        9.        "Parker Stock Account" shall mean the bookkeeping account to which is credited notional stock with respect to certain Participants under Article III, and any earnings and losses credited thereto in accordance with the Plan.

        10.       "Plan" shall mean the deferred compensation plan as set forth herein, together with all amendments hereto, which Plan shall be called the Deferred Compensation Plan for Directors of Parker-Hannifin Corporation.

        11.       "Valuation Date" shall mean each day on which the New York Stock Exchange is open, except that for purposes of determining the value of a distribution under Article IV, it shall mean the 24th day (or the most recent business day preceding such date) of the month immediately preceding the month in which a distribution is to be made.

        12.       "Year" shall mean a calendar year.

ARTICLE II
ELECTION TO DEFER

        1.        Eligibility. Any Director may elect to defer receipt of all or a specified part of his or her Fees in accordance with Section 2 of this Article.

        2.        Election to Defer. A Director who desires to defer the payment of all or a portion of his or her Fees shall complete and deliver to the Secretary of the Corporation an Election Agreement, as prescribed by the Corporation, to be effective as of the first day of any calendar quarter beginning after the date of the election. An election to defer Fees shall remain effective until cancelled by the Participant, provided that any such cancellation shall be effective only with respect to Fees earned after the first day of the calendar quarter beginning at least 3 months after the date of the election.

        3.        Deferral Account; Earnings

        (a)      The percentage of Fees which a Participant elects to defer shall be credited to a bookkeeping Deferral Account under the Plan as of the date the Fees otherwise would have been paid to the Participant. A Participant's Deferral Account shall be credited with gains or losses each Valuation Date based on the applicable Crediting Rate as described below. A Participant's Deferral Account shall be fully vested at all times.

        (b)       The Crediting Rate shall mean any notional gains or losses equal to those that would have been generated if part or all of the Deferral Account balance had been invested in one or more of the investment portfolios designated as available by the Corporation, less any separate account fees and less any applicable administrative charges determined annually by the Corporation.

        (c)       The allocation of the Deferral Account shall be determined by the Participant among one or more of the available options pursuant to rules determined by the Corporation. The gains or losses shall be credited based upon the daily unit values from the portfolio(s) selected by the Participant. Gains and losses will be compounded daily. Notwithstanding the method of calculating the Crediting Rate, the Company shall be under no obligation to purchase any investments designated by a Participant.

ARTICLE III
PARKER STOCK ACCOUNTS

        1.        Establishment of Parker Stock Account. There may be credits under the Plan to a bookkeeping Parker Stock Account of amounts other than Fees to which a Director may become entitled from the Corporation at the election of the Board of Directors of the Corporation. Such amounts shall be credited to the Parker Stock Account on the date of entitlement in the form of a number of bookkeeping shares (calculated to the second decimal point) calculated at the "Stock Value" as determined as follows. The "Stock Value" on a particular date shall mean the closing sale price of a share of common stock of the Corporation on the New York Stock Exchange ("NYSE") on such date as reported in the principal consolidated transaction reporting system with respect to securities listed as admitted to trading on the NYSE. A Participant's Parker Stock Account shall be fully vested at all times.

        2.        Earnings on Parker Stock Account. A Participant's Parker Stock Account shall be credited with gains or losses based on the "Stock Rate," determined as follows. The "Stock Rate" shall mean any notional gains or losses equal to those generated as if the Parker Stock Account balance had been invested in the common stock of the Corporation, including reinvestment of dividends on the dividend payment date at the Stock Value.

ARTICLE IV
DISTRIBUTIONS

        1.        Payment of Deferral Account.

        (a)       With respect to a Participant who ceases to be a Director prior to October 1, 2001, the amount of a Participant's Account shall be paid to the Participant in a lump sum or in a number of approximately equal quarterly installments (not to exceed 20), as designated by the Participant on the Election Agreement. The lump sum payment or the first quarterly installment, as the case may be, shall be made as of the first day of the calendar quarter following termination of the Participant's services as a director. An election as to form of payment may be changed by filing a new election with the Secretary of the Corporation; provided, however, that if the election is received less than thirteen months before the date payment is to be made or begin, the Participant's Account shall be reduced by 10%. If payment is made in quarterly installments, the Account shall continue to be credited with earnings in accordance with Section 3 of Article II or Section 2 of Article III, as appropriate. The number of years over which quarterly installments shall be paid will be reduced as needed to insure that each quarterly installment is at least $3,000.

        (b)       With respect to a Participant who retires on or after October 1, 2001, such Participant's Account shall be paid monthly over a period of 15 years or the number of whole years required to result in a monthly benefit of at least $1,000, if less; provided, however, that the Participant may elect to have payment made by one of the following methods:

(i)	a single lump sum payment in cash;

(ii)	monthly installments over 5 or 10 years; provided, that if a monthly benefit is less than $1,000, the Corporation may shorten the payout period in whole year increments to assure that each monthly payment is at least $1,000; or

(iii)	an annual lump sum amount payable as of January 1 of each year equal to a specified whole number percentage (1-8%) of the Account balance as of the Valuation Date preceding each such annual payment, plus monthly installments of the remaining balance of the account over 5, 10 or 15 years; provided, that if a monthly benefit is less than $1,000, the Corporation may shorten the payout period in whole year increments to assure that each monthly payment is at least $1,000.

        Payments shall be based on the value of the Account as of the Valuation Date preceding any payment and shall be made or shall begin as of the first day of the month no later than the date 60 days after the termination of the Participant's services as a Director. The Participant may change the election of the form of payment at any time, except that if the election is not filed at least 13 months prior to the scheduled date of commencement, the election shall be ineffective unless the Participant agrees to take a 10% reduction in the value of the Account.

        2.        Death of Participant. In the event of the death of a Participant, the value of the Participant's Account as of the Valuation Date preceding payment shall be paid to the Participant's designated Beneficiary within 90 days of the date of death. A Participant's Beneficiary designation may be changed at any time prior to his or her death by execution and delivery of a new Beneficiary designation form. The most recent form on file with the Corporation at the time of the Participant's death shall govern. In the absence of a Beneficiary designation or the failure of any Beneficiary to survive the Participant, the value of the Participant's Account as of the Valuation Date preceding payment shall be paid to the Participant's estate in a lump sum within 90 days after the appointment of an executor or administrator. In the event of the death of a Beneficiary or all of the Beneficiaries after the death of a Participant, but before all amounts credited to the Participant's Account have been paid to such Beneficiary or Beneficiaries, the remaining value of the Account shall be paid in a lump sum to the estate of the deceased Beneficiary or estates of the deceased Beneficiaries within 90 days after the appointment of an executor or administrator.

        3.        Acceleration. Notwithstanding the foregoing: (i) within 15 days following a Change in Control, the value of a Participant's Account as of the date of the Change in Control shall be paid to the Participant in a lump sum; and (ii) the Board of Directors of the Corporation may, in its sole discretion, accelerate payment of the amount of the Account of a Participant in the event of severe financial hardship of the Participant due to causes not within the control of the Participant.

ARTICLE V
ADMINISTRATION

        1.        General. The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Corporation shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount in the Account and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Corporation shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties. The Corporation shall provide a procedure for handling claims of Participants or their Beneficiaries under this Plan. Such procedure shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity upon a Participant's request for a full and fair review by the Corporation of any such denial.

        2.        Amendment and Termination. The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors; provided,

however, that no such action shall adversely affect any Participant who has an Account or any Beneficiary.

        3.        Prior Plans or Agreements. The Plan supersedes all prior deferred compensation plans for Directors and all prior deferred compensation arrangements with any individual Director, except as to the obligation to make payment of the amount of the accounts of participants in the prior plans or under the prior arrangements in accordance with their respective terms. Fees earned after termination of the prior plan or arrangement will not be eligible for deferral under such plan or arrangement and deferral elections under the prior plan or arrangement will be of no force or effect with respect to Fees earned after termination.

        4.        Noncompetition. During the time any Participant is a Director of the Corporation, he or she shall not, directly or indirectly, as officer, director, shareholder (other than an interest of less than 1% of the stock of any publicly held company), partner, employee or in any other capacity, engage in competition with the Corporation in the manufacture, sale or distribution of products or parts thereof. In the event of a breach of this provision, a Participant shall forfeit all right and interest in the amounts credited to his or her Account, and shall not be entitled to any distribution of any deferred Fees.

ARTICLE VI
MISCELLANEOUS

        1.        Nonalienation of Deferred Compensation. No Participant or Beneficiary shall encumber or dispose of the right to receive any payments hereunder.

        2.        Interest of Directors. The obligation of the Corporation under the Plan to make payment of amounts reflected on an Account merely constitutes the unsecured promise of the Corporation to make payments from its general assets as provided herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Corporation.

        3.        Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Corporation, or the officers, employees, or directors of the Corporation, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

        4.        Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

        5.        Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

        6.        Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.